Exhibit 11.1

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 Three months ended December 31,
                                                 -------------------------------
                                                          (unaudited)
                                                     1996            1995
                                                  ---------       ---------

Primary Earnings Per Share:

Weighted Average Common Shares Outstanding           12,592          12,282

Dilutive effect of outstanding options (as
  determined by the treasury stock method)              379             479
                                                  ---------       ---------

Weighted Average Common Shares, as Adjusted          12,971          12,761
                                                  ---------       ---------

Net Income                                        $   4,484       $   3,524
                                                  ---------       ---------

Primary Earnings per Share                        $    0.35       $    0.28
                                                  ---------       ---------



Fully Diluted Earnings Per Share:

Weighted Average Common Shares Outstanding           12,592          12,282

Dilutive effect of outstanding options (as
  determined by the treasury stock method)              401             479
                                                  ---------       ---------

Weighted Average Common Shares, as Adjusted          12,993          12,761
                                                  ---------       ---------

Net Income                                        $   4,484       $   3,524
                                                  =========       =========

Fully Diluted Earnings Per Share                  $    0.35       $    0.28
                                                  =========       =========


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